                                                                     Exhibit 3.3

                                                                    8603520122
                                                                    FILED
                                                                    DEC 18 XXXX


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                                 FPA CORPORATION
                                 ---------------

   Pursuant to the Provisions of Section 242 of the General Corporation Law of
                             the State of Delaware.

                         _______________________________

     The undersigned, being respectively the Chairman of the Board and an Assistant Secretary of FPA Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DO HEREBY CERTIFY:

     FIRST: That the Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on September 4, 1969.

     SECOND: A Certificate of Amendment to the Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 25, 1983.

     THIRD: That the Certificate of Incorporation of the Corporation, as
amended, is hereby further amended by the addition of the following ARTICLE
SEVENTH:
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          "SEVENTH. No director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase which was illegal under Section 174 (or any successor section) of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This paragraph Seventh shall not eliminate or limit the liability of a director for any act or omission occurring prior to the date when this paragraph Seventh becomes effective. If the Delaware General Corporation Law hereafter is amended to eliminate or limit further the liability of a director, then a director of the corporation, in addition to the circumstances in which a director is not personally liable for monetary damages as set forth in this paragraph Seventh, shall not be liable to the fullest extent permitted by the amended Delaware General Corporation Law."

     FOURTH: That the foregoing amendment to the Corporation's Certificate of Incorporation was set forth at a meeting of the Board of Directors, pursuant to notice duly given, held on September 15, 1986.

     FIFTH: That the foregoing amendment to the Corporation's Certificate of Incorporation was adopted by the vote of a majority of all the stockholders of the outstanding shares entitled to vote thereon, at an annual meeting of stockholders, pursuant to notice duly given, held on December 12, 1986.

     SIXTH: That said amendment does not effect any change in the issued shares of the Corporation.

     SEVENTH: That the aforesaid amendment has been duly adopted in accordance with the applicable provisions of Sections 242 and 222 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, we, the undersigned, being the Chairman of the Board and an Assistant Secretary of FPA Corporation, have hereunto set our hands this 12th day of December, 1986 and acknowledge that the instrument is our act and deed and that the facts stated herein are true.



                                             Jeffrey P. Orleans
                                             -----------------------
                                             Jeffrey P. Orleans
                                             Chairman of the Board


Attest:

Robert W. Brent
---------------------                              [SEAL]
Assistant Secretary